Exhibit 23.1

CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

We hereby consent to the incorporation by reference in this Registration Statement on Form F-3, including the base prospectus contained therein and the prospectus supplement dated November 12, 2021 (registration no. 333-251304) of VivoPower International PLC of our report dated September 14, 2021 relating to the financial statements, which appears in VivoPower International PLC’s Annual Report on Form 20-F for the year ended June 30, 2021. We also consent to the reference to us under the heading “Experts” in such Registration Statement.

/s/ PKF Littlejohn LLP	15 Westferry Circus
Canary Wharf
PKF Littlejohn LLP	London E14 4HD

November 12, 2021